SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 19, 2002

THE BEAR STEARNS COMPANIES INC.

Exact Name of Registrant as Specified in its Charter

DELAWARE (State or Other Jurisdiction of Incorporation)	File No. 1-8989 (Commission File Number)	13-3286161 (IRS Employer Identification Number)

383 Madison Avenue, New York, New York            10179
(Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code:   (212) 272-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

Filed herewith is a copy of The Bear Stearns Companies Inc. (the “Company”) Press Release, dated June 19, 2002, announcing earnings for the Company for the three months ended May 31, 2002, which includes the Unaudited Consolidated Statements of Income of the Company for the three and six months ended May 31, 2002 and May 25, 2001, and the three months ended February 28, 2002. All normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods presented have been included. The nature of the Company’s business is such that the results for any interim period are not necessarily indicative of the results for a full year.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

                          (a) Financial Statements of business acquired:

                                         Not applicable.

                          (b) Pro Forma financial information:

                                         Not applicable.

                          (c) Exhibit:

                                         (99) Press Release, dated June 19, 2002.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                                    THE BEAR STEARNS COMPANIES INC.

By:	/s/ Marshall J Levinson Marshall J Levinson Controller (Principal Accounting Officer)

Dated: June 19, 2002

THE BEAR STEARNS COMPANIES INC.

FORM 8-K

CURRENT REPORT

EXHIBIT INDEX

Exhibit No.                               Description

(99)                                    Press Release, dated June 19, 2002

Contact:       Elizabeth Ventura      (212) 272-9251
                      Kerri Kelly                (212) 272-2529

THE BEAR STEARNS COMPANIES INC. REPORTS SECOND
QUARTER EARNINGS OF $2.59 PER SHARE

Operating Earnings, Ex-Merchant Banking Gain, Up 31.4% to $1.55 Per Share

Investment Banking & Equities Up, Fixed Income At Near Record Levels

Expense Control Continues to Boost Margins

        NEW YORK, New York –June 19, 2002–The Bear Stearns Companies Inc. (NYSE:BSC) reported today net earnings per share (diluted) of $2.59 for the second quarter ended May 31, 2002. Net income for the second fiscal quarter of 2002 was $342.9 million. Net revenues for the second quarter of 2002 were $1.61 billion. The annualized after-tax return on common stockholders' equity for the quarter was 29.5% and for the trailing 12-month period ended May 31, 2002 was 17.9%. The results for the second quarter ended May 31, 2002 include the effect of a merchant banking gain of $260.8 million.

        On an operating basis, excluding the effect of the merchant banking gain, earnings per share (diluted) were $1.55 for the second quarter ended May 31, 2002, up 31.4% from $1.18 per share (diluted) for the quarter ended May 25, 2001. Net income for the second quarter of 2002 was $203.0 million, up 19.7% from $169.5 million for the second quarter of 2001. Net revenues were $1.35 billion for the second quarter, down 1.6% from $1.37 billion for the second quarter of 2001. Annualized return on average common stockholders' equity on an operating basis for the current quarter was 17.8%.

        Commenting on the quarter, James E. Cayne, Chairman and CEO, noted, “Bear Stearns posted excellent earnings for the quarter with our Fixed Income Division once again producing superior results. Specifically, we saw extremely strong performance from our mortgage, distressed and municipal bond areas. In addition, our investment banking and equity related businesses delivered increased revenues quarter over quarter despite extremely difficult market conditions.”

        “These results further reflect our efforts to reduce expenses and increase operating margins. Given the challenging operating environment this effort has served us particularly well. Our top priorities remain maintaining discipline over our expenses and building and developing our core franchises.”

A brief discussion of the firm’s business segments, compared with the prior year quarter, follows:

CAPITAL MARKETS

Net revenues for the Capital Markets segment were $1.30 billion for the quarter ended May 31, 2002, up 27.9% from $1.02 billion for the second quarter last year.

  Institutional Equities net revenues were $319.8 million for the second quarter of 2002, down 8.2% versus $348.4 million for the comparable prior year quarter. These results reflect a decline in the combined NASDAQ and NYSE daily average trading volume and reduced volatility. Sequentially, Institutional Equities net revenues for the May 2002 quarter were up 29.0% over the February 2002 quarter.

  The steep yield curve environment continued to create favorable conditions for the Fixed Income Division. Fixed Income net revenues were $532.3 million, up 3.5% from $514.3 million reported for the quarter ended May 25, 2001. Revenues were led by a record quarter in our mortgage-backed securities area and by a very strong performance in the high yield, interest rate derivatives and municipal bond areas.

  Investment Banking net revenues were $450.9 million for the quarter ended May 31, 2002, up a substantial 188.4% from $156.3 million for the quarter ended May 25, 2001. The increase in investment banking revenues reflects a merchant banking gain of $260.8 million from the investment in and the subsequent initial public offering of Aeropostale (NYSE:ARO). In addition, improved market conditions and gains in the company’s overall market share fueled growth in equity and municipal underwriting revenues.

GLOBAL CLEARING SERVICES

Net revenues for Global Clearing Services were $186.1 million for the quarter ended May 31, 2002, down 10.2% from $207.4 million for the quarter ended May 25, 2001. This decline is primarily attributable to a drop in customer activity resulting in lower commission revenues. Average customer margin debt and customer short balances remain below fiscal 2001 levels. Average customer margin debt balances were $35.9 billion during the quarter ended May 31, 2002, as compared with $37.8 billion in the prior year quarter ended May 25, 2001. Customer short balances averaged $47.5 billion for the second quarter of 2002, as compared with $50.6 billion for the second quarter of 2001.

WEALTH MANAGEMENT

Wealth Management net revenues for the quarter ended May 31, 2002 were $126.7 million, down 5.4% from $133.9 million for the quarter ended May 25, 2001.

  Private Client Services revenue declined, as retail investors remain relatively inactive.

  As of May 31, 2002, total assets under management stood at $24.8 billion, up 9.6% from $22.6 billion at May 25, 2001. Alternative investment products under management were $6.6 billion as of May 31, 2002, a 27.4% increase from the end of the prior year’s second fiscal quarter. Mutual funds under management also increased as of May 31, 2002 to $6.1 billion, up 14.3% from the end of the same period in 2001.

EXPENSES

Compensation as a percent of net revenues was 44.4% for the quarter as compared with 53.7% in the quarter ended May 25, 2001. Non-compensation expenses were $374.6 million for the quarter ended May 31, 2002, up 2.3% from $366.2 million for the comparable prior year period. The pre-tax, pre-CAP Plan profit margin was 36.3%, as compared with 22.5% in the prior year period. Expense reduction measures taken during fiscal 2001 served to control operating costs and boost the current period results.

        Excluding the merchant banking transaction, compensation as a percentage of net revenues was 51.8% and non-compensation expenses were $351.6 million for the quarter. The pre-tax, pre-CAP Plan profit margin was 25.2% in the current quarter, excluding the effect of the merchant banking gain.

        As of May 31, 2002 total capital, including stockholders’ equity and long-term borrowings, was $31.0 billion. Book value as of May 31, 2002 was $37.16 per share, based on 146.9 million shares outstanding.

Quarterly Preferred Cash Dividends Declared

        The Board of Directors of The Bear Stearns Companies Inc. declared a quarterly cash dividend of 68.75 cents per share on the outstanding shares of Adjustable Rate Cumulative Preferred Stock, Series A, payable July 15, 2002 to stockholders of record on June 28, 2002. In addition, other regular dividends declared by the Board of Directors include: (i) a cash dividend of $3.075 per share on the outstanding shares of 6.15% Cumulative Preferred Stock, Series E (which is equivalent to 76.875 cents per related depositary share); (ii) a cash dividend of $2.86 per share on the outstanding shares of 5.72% Cumulative Preferred Stock, Series F (which is equivalent to 71.50 cents per related depositary share); and (iii) a cash dividend of $2.745 per share on the outstanding shares of 5.49% Cumulative Preferred Stock, Series G (which is equivalent to 68.625 cents per related depositary share) all payable July 15, 2002 to stockholders of record on June 28, 2002.

        Founded in 1923, The Bear Stearns Companies Inc. (NYSE: BSC) is the parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading and brokerage firm serving governments, corporations, institutions and individuals worldwide. With approximately $31.0 billion in total capital, the company's business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales, trading and research, private client services, derivatives, foreign exchange and futures sales and trading, asset management and custody services. Through Bear, Stearns Securities Corp., it offers prime broker and broker dealer clearing services, including securities lending. Headquartered in New York City, the company has approximately 10,500 employees worldwide. For additional information about Bear Stearns, please visit our Web site at http://www.bearstearns.com.

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Financial Tables Attached

Certain statements contained in this discussion are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. For a discussion of the risks and uncertainties that may affect the company’s future results, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Management” in the Company’s 2001 Annual Report to Stockholders and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures about Market Risk” in the company’s Quarterly Reports on Form 10-Q, which have been filed with the Securities and Exchange Commission.

A conference call to discuss the company’s results will be held at 10:00 a.m., E.S.T. The call will be open to the public. Those wishing to listen to the conference call should dial 1-877-282-0743 (or 1-703-871-3063 for international callers) at least 15 minutes prior to the commencement of the call to ensure connection. The conference call will also be accessible through our Web site at http://www.bearstearns.com. For those unable to listen to the live broadcast of the call, a replay will be available on our Web site or by dialing 1-888-266-2081 (or 1-703-925-2533 for international callers) at approximately 1:00 p.m. E.S.T. The passcode for the replay is 6045035. If you have any questions on how to obtain access to the conference call, please contact Kerri Kelly at 1-212-272-2529 or via email at kkelly@bear.com.